                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                               ----------------

                                  ACSYS, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               GEORGIA                                 58-2299173
     (STATE OF INCORPORATION OR              (I.R.S. EMPLOYER IDENTIFICATION
            ORGANIZATION)                                NUMBER)

   2000 PENNSYLVANIA AVENUE, N.W.                         20006
             SUITE 7650                                (ZIP CODE)
          WASHINGTON, D.C.
   (ADDRESS OF PRINCIPAL EXECUTIVE
              OFFICES)

  IF THIS FORM RELATES TO THE REGISTRATION OF A CLASS OF SECURITIES PURSUANT TO SECTION 12(B) OF THE EXCHANGE ACT AND IS EFFECTIVE PURSUANT TO GENERAL INSTRUCTION A.(C), PLEASE CHECK THE FOLLOWING BOX. [_]

  IF THIS FORM RELATES TO THE REGISTRATION OF A CLASS OF SECURITIES PURSUANT TO SECTION 12(G) OF THE EXCHANGE ACT AND IS EFFECTIVE PURSUANT TO GENERAL INSTRUCTION A.(D), PLEASE CHECK THE FOLLOWING BOX. [X]

SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER TO WHICH THIS FORM RELATES:
333-38465

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

        TITLE OF EACH CLASS                     NAME OF EACH EXCHANGE ON
         BE SO REGISTERED                 WHICH EACH CLASS IS TO BE REGISTERED
        -------------------               ------------------------------------
               None

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:


                  COMMON STOCK, NO PAR VALUE PER SHARE
                  ------------------------------------
                            (Title of Class)
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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

  For information with respect to the common stock, no par value per share (the "Common Stock"), of ACSYS, Inc., a Georgia corporation (the "Registrant"), see the information under the captions "Description of Capital Stock" and "Dividend Policy" contained in the prospectus to be filed by the Company pursuant to Rule 424(b) and deemed a part of the Registrant's Registration Statement on Form S-1 filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933 on October 22, 1997, as amended on December 4, 1997, December 17, 1997 and January 13, 1998 as such Registration Statement may be amended further from time to time (as so amended, the "Form S-1"). The prospectus is deemed to be incorporated herein by reference.

ITEM 2. EXHIBITS.

  The following exhibits are filed as a part of this Registration Statement:

EXHIBIT NO.  DESCRIPTION
-----------  -----------
   1         Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the
             Form S-1).
   2         Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Form S-1).
   3         Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Form S-1).
   4         Amended and Restated Registration Rights Agreement dated as of September 3, 1997 by and among the Registrant and certain holders of the capital stock of the Registrant (incorporated by reference to Exhibit 10.12 to the Form S-1).

  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                          ACSYS, INC.

                                          /s/ Timothy Mann, Jr.
                                          -------------------------------------
                                          Timothy Mann, Jr.
                                          Chief Executive Officer

Date: February 2, 1998

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